UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 22, 2014
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Bio-Rad Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 22, 2014. The matters voted upon at the meeting and the results of those votes are set forth below.

1. Each of the nominated directors was elected and received the affirmative vote of a majority of the votes cast in the respective class of Common Stock, as follows:

Class of
Common Stock	Votes	Votes	Votes	Broker
to Elect	For	Against	Abstaining	Non-Votes

Louis Drapeau	Class A	12,416,236	7,838,817	52,687	1,717,551
Robert M. Malchione	Class A	19,815,190	440,101	52,449	1,717,551
Deborah J. Neff	Class B	4,824,166	7,731	10	173,050
Alice N. Schwartz	Class B	4,821,219	10,678	10	173,050
Norman Schwartz	Class B	4,821,219	10,678	10	173,050

2. The proposal to select KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 was ratified and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
7,181,040	21,046	5,400	–

  3. The proposal to amend the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan to increase the number of shares authorized for sale thereunder by 600,000 and amend the performance criteria included thereunder was approved and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
6,555,515	213,811	93,355	344,805

4. The advisory resolution on executive compensation was approved and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes	Votes	Broke
For	Against	Abstaining	Non-Votes
6,555,049	186,326	121,306	344,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 25, 2014	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President, Chief Financial Officer